UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 15, 2006
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On August 8, 2006, we announced our intent to negotiate an agreement with Huawei Technologies, or Huawei, to increase our ownership stake in Huawei-3Com, our Chinese joint venture, or H3C. While we intend to continue to vigorously pursue negotiations with Huawei, on November 15, 2006 we initiated the bid process under the shareholders’ agreement by submitting a bid to buy Huawei’s entire ownership interest in H3C. It is important to note that our initiation of the bid process does not in any way preclude the parties from reaching a negotiated agreement outside of that process. As previously disclosed, under the terms of the shareholders agreement between Huawei and 3Com, beginning November 15, 2006 Huawei can bid to buy 3Com’s entire 51 percent stake in H3C or 3Com can bid to buy Huawei’s entire 49 percent stake in H3C. This process is solely between Huawei and 3Com. Upon the initiation of the bid process, the party receiving the bid has three business days to counter with its own offer that is at least two percent higher on a per share basis, or the received bid is deemed accepted. Unless the parties mutually agree otherwise, this process continues until a bidder prevails.
     We believe it is in our interest to keep the current negotiations with Huawei confidential. Therefore, subject to applicable securities laws or unless we otherwise determine it is in our interest, we intend to refrain from further disclosures regarding the status of the negotiations or the bid process until a definitive agreement is executed or the bid process has ended or is deferred pursuant to the mutual agreement of the parties.
     While we continue to seek to increase our ownership in H3C through a negotiated transaction or through the bid process, we cannot predict the outcome of either the negotiations or the bid process or assure you that any agreed transaction will be consummated. Further, the bid process may result in 3Com selling its entire interest in H3C to Huawei. If Huawei purchases our interest in H3C, we will need to implement successful alternatives to our current strategy of increasing our investment in H3C. We may also be limited in the types of investments we can make with the proceeds of any potential sale because of the Investment Company Act of 1940. In addition, while 3Com and Huawei, as shareholders of H3C, have agreed not to compete under certain circumstances with H3C for a period of 18 months after one party wins the bid process, if we are unable to reach a negotiated agreement with Huawei and instead win the bid process, Huawei may reduce its business with and operational assistance to H3C and we may face increased competition from Huawei.
Safe Harbor
     This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our desire to purchase additional equity interest in our H3C joint venture and the possible outcomes of the bid process. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to win the bid process; our ability to negotiate acceptable terms with Huawei outside of the bid process; our ability to consummate any transaction to purchase additional equity interest in H3C; our ability to obtain Chinese government approval of any such transaction; our ability to raise equity or debt capital in order to finance any such transaction; our ability to obtain such financing on terms acceptable to us; and other risks detailed in the our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended September 1, 2006. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this press release or with respect to the announcements described herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: November 15, 2006	By:	/s/ Donald M. Halsted
Donald M. Halsted
Executive Vice President and Chief Financial Officer